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                                                                   EXHIBIT 10.40


                              EMPLOYMENT AGREEMENT


          EMPLOYMENT AGREEMENT (the "Agreement") dated as of June 11, 1999, by
                                     ---------
and between CAREINSITE, INC., a Delaware corporation (the "Company"), and ROBERT
                                                           -------
DIETERLE ("Executive").
           ---------

          WHEREAS, the Company desires to employ Executive on a full-time basis and Executive desires to be so employed by the Company;

          NOW, THEREFORE, in consideration of the mutual covenants in this Agreement, the parties agree as follows:

     1.   Effectiveness of Agreement and Employment of Executive.
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          1.1. Effectiveness of Agreement.  This Agreement shall become
               --------------------------
effective as of June 11, 1999 (the "Effective Date").
                                    --------------

          1.2. Employment by the Company.  The Company hereby employs Executive
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and Executive hereby accepts such employment with the Company.  Executive shall report to the Chief Executive Officer or the Chairman of the Board of the Company, or to any person that the Chief Executive Officer or the Chairman of the Board of the Company may designate. Executive's title shall initially be Chief Operating Officer of the Company. Executive shall perform such duties and services for the Company, its subsidiaries and affiliates (as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) (such subsidiaries and affiliates collectively, "Affiliates"), and at
                                                          ----------
such locations, as may be designated from time to time by the Company.
Executive shall use his best and most diligent efforts to promote the interests of the Company and the Affiliates, and shall devote all of his business time and attention to his employment under this Agreement.

          1.3. Confidentiality. (a) Executive understands and acknowledges that
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in the course of his employment, he will have access to and will learn information that is proprietary to, or confidential to the Company and its Affiliates that concerns the operation, methodology and plans of the Company and its Affiliates, including, without limitation, business strategy and plans, financial information, protocols, proposals, manuals, clinical procedures and guidelines, technical data, computer source codes, programs, software, know-how and specifications, copyrights, trade secrets, market information, Developments (as hereinafter defined), information regarding acquisition and other strategic partner candidates, and customer information (collectively, "Proprietary
                                                             -----------
Information").  Executive agrees that, at all times (including following
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termination of his employment with the Company), he will keep confidential and will not disclose directly or indirectly any such Proprietary Information to any third party, except as required to fulfill his duties hereunder, and will not misuse, misappropriate or exploit such Proprietary Information in any way. The restrictions contained herein shall not apply to any information which Executive can demonstrate (i) was already available to the public at the time
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of disclosure, or subsequently becomes available to the public, otherwise than by breach of this Agreement by Executive or (ii) was the subject of a court order for Executive to disclose. Upon any termination of Executive's employment, Executive shall immediately return to the Company all copies of any Proprietary Information in his possession.

          (b) Executive agrees that at no time during his employment by the Company or thereafter, shall he make, or cause or assist any other person to make, any statement or other communication to any third party which falsely impugns or attacks, or is otherwise critical of, the reputation, business or character of the Company, its Affiliates or any of their respective officers or employees.

          1.4. Restrictions on Solicitation.  During the period beginning on the
               ----------------------------
Effective Date and ending on the second anniversary of the date of cessation of the employment of Executive for any reason whatsoever (the "Restricted Period"),
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Executive shall not, directly or indirectly, without the prior written approval of the Company, solicit or contact any customer, or any prospective customer, of the Company or any of the Affiliates for any commercial pursuit which is in competition with the Company or any of the Affiliates, or that is contemplated from time to time by the Business Plan (as defined below) or take away or interfere or attempt to interfere with any custom, trade, business or patronage of the Company or any of the Affiliates. During the Restricted Period, Executive shall not, directly or indirectly, without the prior written approval of the Company, solicit or induce, or attempt to induce, any employees, agents or consultants of or to the Company or any of the Affiliates to leave the employ of the Company or such Affiliate or do anything from which Executive is restricted by reason of this Agreement nor shall Executive, directly or indirectly, offer or aid others to offer employment to or interfere or attempt to interfere with any employees, agents or consultants of the Company or any of the Affiliates. For purposes of this Agreement, "Business Plan" shall mean, at any point in
                                 -------------
time, the then current business plan of the Company or any of the Affiliates and any business plans of the Company or any of the Affiliates in effect during the prior 18 months.

          1.5. Restrictions on Competitive Employment.  (a)  During the
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Restricted Period, Executive shall not, anywhere in the United States, directly or indirectly, without the prior written approval of the Company, own an interest in or, as principal, agent, employee, consultant or otherwise, engage in activities for or render services to, any firm or business (i) engaged in competition with the Company or any of its Affiliates, (ii) conducting a business of the type and character engaged in by (or contemplated by the Business Plan of) the Company or any of its Affiliates at the time of termination, (iii) developing products or services competitive with those of the Company or any of its Affiliates or (iv) conducting any business in which the Company or any of its Affiliates is then engaged if Executive has engaged in activities for such business of the Company or such Affiliates or obtained Proprietary Information with respect thereto (all of the businesses in clauses
(i), (ii), (iii) and (iv) collectively, "Competitive Business").
                                         --------------------
Notwithstanding the foregoing, Executive may have an interest consisting of publicly traded securities constituting less than 1 percent of any class of publicly traded securities in any public company engaged in a Competitive Business so long as he is not employed by and does not consult with, or become a director of or otherwise engage in any activities for, such company.

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          (b) For purposes of the covenant not to compete set forth in paragraph
(a) above, Executive acknowledges that the Company and its Affiliates presently conduct their businesses throughout the United States. Executive agrees that the Restricted Period and the geographical areas encompassed by such covenant are necessary and reasonable in order to protect the Company and its Affiliates in the conduct of their businesses. The parties intend that the foregoing covenant of Executive shall be construed as a series of separate covenants, one for each geographic area specified. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant set forth in paragraph (a) above. To the extent that the foregoing covenant or any provision of this Section 1.5 shall be deemed illegal or unenforceable by a court or other tribunal of competent jurisdiction with respect to (i) any geographic area, (ii) any part of the time period covered by such covenant,
(iii) any activity or capacity covered by such covenant or (iv) any other term or provision of such covenant, such determination shall not affect such covenant with respect to any other geographic area, time period, activity or other term or provision covered by or included in such covenant.

          1.6. Assignment of Developments.  All Developments that are at any
               --------------------------
time made, conceived or suggested by Executive, whether acting alone or in conjunction with others, arising out of or as a result of Executive's employment with the Company shall be the sole and absolute property of the Company and the Affiliates, free of any reserved or other rights of any kind on Executive's part. During Executive's employment and, if such Developments were made, conceived or suggested by Executive during or as a result of Executive's employment under this Agreement or any other employment with the Company or the Affiliates, thereafter, Executive shall promptly make full disclosure of any such Developments to the Company and, at the Company's cost and expense, do all acts and things (including, among others, the execution and delivery under oath of patent and copyright applications and instruments of assignment) deemed by the Company to be necessary or desirable at any time in order to effect the full assignment to the Company and the Affiliates of Executive's right and title, if any, to such Developments. For purposes of this Agreement, the term

"Developments" shall mean all data, discoveries, findings, reports, designs,
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inventions, improvements, methods, practices, techniques, developments, programs, concepts, and ideas, whether or not patentable, relating to the present or planned activities, or future activities, or the products and services of the Company or any of the Affiliates.

          1.7. Remedies.  Executive acknowledges and agrees that damages for a
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breach or threatened breach of any of the covenants set forth in Sections 1.3 through 1.6 will be difficult to determine and will not afford a full and adequate remedy, and therefore agrees that the Company, in addition to seeking actual damages in connection therewith, may seek specific enforcement of any such covenant in any court of competent jurisdiction, including, without limitation, by the issuance of a temporary or permanent injunction.

     2.   Compensation and Benefits.
          -------------------------

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          2.1. Salary.  The Company shall pay Executive for services during his
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employment under this Agreement a base salary at the annual rate of $190,000
("Base Salary"). Any and all increases to Executive's Base Salary shall be
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determined by the Board of Directors of the Company, in its sole discretion.
Such Base Salary shall be payable in equal installments, no less frequently than monthly, pursuant to the Company's customary payroll policies in force at the time of payment, less any required or authorized payroll deductions.

          2.2. Benefits.  During his employment under this Agreement, Executive
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shall be entitled to participate, on the same basis and at the same level as other similarly situated executives of the Company, in any group insurance, hospitalization, medical, health and accident, disability, fringe benefit and tax-qualified retirement plans or programs or vacation leave of the Company now existing or hereafter established to the extent that he is eligible under the general provisions thereof. At Executive's election, and in lieu of his participation in the Company's medical and health plan (the "Health Plan"), the
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Company shall reimburse Executive for any out-of-pocket expenses incurred by
Executive to continue his group health plan coverage with his previous employer pursuant to Section 4980B(f) of the Internal Revenue Code of 1986, as amended, for a period commencing on the Effective Date and ending on the earliest of (i) any relocation of Executive's residence to the Elmwood Park, New Jersey area or the Cambridge, Massachusetts area, (ii) the 18 month anniversary of the Effective Date and (iii) an election by Executive to commence coverage under the Health Plan.

          2.3. Expenses.  Pursuant to the Company's customary policies in force
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at the time of payment, Executive shall be promptly reimbursed, against presentation of vouchers or receipts therefor, for all authorized expenses properly and reasonably incurred by him on behalf of the Company or its Affiliates in the performance of his duties hereunder.

          2.4. Relocation.  The Company and Executive understand that Executive
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currently maintains a residence in Kansas City, but that Executive may, at the request of the Company, be required to promptly relocate to the Company's headquarters in Elmwood Park, New Jersey or to another office of the Company within the United States designated by the Chief Executive Officer or the Chairman of the Board of the Company. The Company agrees to pay any reasonable expenses, other than any expenses relating to the purchase or sale of Executive's residence (except for any brokerage commissions incurred by Executive in connection with the sale of his residence in Kansas City) related to the relocation of Executive and his family in accordance with the preceding sentence.

          2.5. Loan.  During the first two years following the Effective Date,
               ----
the Executive may request that the Company provide a loan or loans to him (each, a "Loan") in the aggregate principal amount of up to $380,000. Any such Loan
   ----
shall be made pursuant to, and shall otherwise be subject to, the terms of a Secured Promissory Note in the form attached as Annex A hereto.

     3.   Employment Period.
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          Executive's employment under this Agreement shall commence as of the
Effective Date, and shall terminate on the fifth anniversary thereof (the "Initial Employment Period"), unless terminated earlier pursuant to Section 4.
--------------------------
Unless written notice of either party's desire to terminate this Agreement has been given to the other party prior to the expiration of the Initial Employment Period (or any one-month renewal thereof contemplated by this sentence), the term of this Agreement shall be automatically renewed for successive one-month periods.

     4.   Termination.
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          4.1. Termination by the Company for Cause.  (a)  Executive's
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employment with the Company may be terminated at any time by the Company for
Cause. Upon such a termination, the Company shall have no obligation to Executive other than the payment of Executive's earned and unpaid compensation to the effective date of such termination.

          (b) For purposes of this Agreement, the term "Cause" shall mean any of
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the following:

               1. A willful failure of Executive to perform his duties in any material respect which failure is not cured by Executive within 20 days following written notice from the Company detailing such failure;

               2. Any willful misconduct by Executive relating, directly or indirectly, to the Company or any of its Affiliates, which breach, if susceptible to cure, is not cured by Executive within 20 days following written notice from the Company detailing such breach;

               3. Any breach by Executive of any material provision contained in this Agreement (including, without limitation, Sections 1.3 through 1.6), which breach, if susceptible to cure, is not cured by Executive within 20 days following written notice from the Company detailing such breach;

               4. Any breach by Executive of a material Company policy known by Executive, which breach, if susceptible to cure, is not cured by Executive within 20 days following written notice from the Company detailing such breach; or

               5. Executive's conviction of a crime involving moral turpitude or a felony.

          4.2. Permanent Disability.  If during his employment with the Company,
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(i) Executive shall become ill, mentally or physically disabled, or otherwise incapacitated so as to be unable regularly to perform the duties of his position for a period in excess of 90 consecutive days or more than 120 days in any consecutive 12 month period, or (ii) a qualified independent physician determines that Executive is mentally or physically disabled so as to be unable to regularly perform the duties of his position and such condition is expected to be of a permanent duration, then the Company shall have the right to terminate Executive's employment with the

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Company upon written notice to Executive. Upon such a termination, the Company shall have no obligation to Executive other than the payment of Executive's earned and unpaid compensation to the effective date of such termination.

          4.3. Death.  Executive's employment with the Company shall be deemed
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terminated by the Company upon the death of Executive and the Company shall have no obligation to Executive or Executive's estate other than the payment of Executive's earned and unpaid compensation to the effective date of such termination.

          4.4. Termination by the Company Without Cause.  Executive's employment
               ----------------------------------------
with the Company may be terminated at any time by the Company without Cause. If the Company terminates Executive's employment without Cause (not including by notice of the Company pursuant to Section 3 of its desire to not renew this Agreement), the Company shall have no obligation to Executive other than (i) the payment of Executive's earned and unpaid compensation to the effective date of such termination, (ii) as provided in Section 5 of this Agreement and the Stock Option Agreement (as defined below) and the Synetic Stock Option Agreement (as defined below) and (iii) a continuation of Executive's Base Salary (at the rate in effect at the time of such termination) for a period commencing on the date of termination and ending on the first anniversary of the date of termination.

          4.5. Liquidated Damages.  Executive acknowledges that any payments and
               ------------------
benefits under Sections 4 and 5 resulting from a termination of his employment with the Company are in lieu of any and all claims that Executive may have against the Company (other than benefits under the Company's employee benefit plans that by their terms survive termination of employment and benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and rights to indemnification under certain indemnification arrangements for officers of the Company), and represent liquidated damages (and not a penalty). The Company may request that Executive confirm such acknowledgment in writing prior to the receipt of such benefits.

          4.6. Termination by Executive for Good Reason.  (a) Executive's
               ----------------------------------------
employment with the Company may be terminated at any time by Executive for Good Reason. If Executive terminates his employment for Good Reason, the Company shall have the same obligations to Executive that it would have had under
Section 4.4 if Executive's employment with the Company were terminated by the Company without Cause.

          (b) For purposes of this Agreement, the term "Good Reason" shall mean
                                                        -----------
a material demotion of Executive's position, as set forth in Section 1.2, which demotion remains in effect 20 days after written notice is provided by Executive to the Company detailing such condition or event.

          4.7. Termination by Executive Without Good Reason.  Executive may
               --------------------------------------------
resign from his employment with the Company at any time without Good Reason. Upon such a termination, the Company shall have no obligation other than the payment of Executive's earned but unpaid compensation to the effective date of such termination.

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     5.   Stock Option.
          ------------

          5.1. Upon the initial public offering of the Company's common stock, Executive shall be granted an option (the "Stock Option") to purchase 160,000
                                           ------------
shares of the Company's common stock pursuant to the terms of a stock option agreement to be entered into between the Company and Executive, which agreement shall be in substantially the same form provided by the Company to its officers generally (the "Stock Option Agreement"). The Stock Option shall be exercisable
                ----------------------
in accordance with the following schedule:

          Number of Months Elapsed            % of Stock
          from the Date of Grant              Option Exercisable
          ----------------------              ------------------

                     30                                40%
                     42                                60%
                     54                                80%
                     66                               100%

In the event that Executive's employment with the Company is terminated by the Company without Cause under Section 4.4 or by Executive for Good Reason under
Section 4.6, 20% of the Stock Option (i.e., options to purchase 32,000 shares) (or, if such termination occurs more than 12 but less than 30 months from the date of grant of the Stock Option, 40% of the Stock Option (i.e., options to purchase 64,000 shares)), if then unvested, shall remain outstanding and continue to vest as if Executive remained in the employ of the Company through the earlier of (i) the next vesting date of the Stock Option and (ii) any breach by Executive of any provision of this Agreement (including, without limitation, Section 1.3, 1.4, 1.5 or 1.6). Notwithstanding the foregoing, all of the terms and conditions of the Stock Option shall be governed exclusively by the express provisions of the Stock Option Agreement.

          5.2. Executive shall also be granted, as promptly as practicable after the date hereof, subject to the receipt of an opinion from each of Arthur Andersen LLP and PricewaterhouseCoopers LLP that such grant will not disqualify the Merger (as defined in the Agreement and Plan of Merger dated as of May 16, 1999 among Synetic, Inc., a Delaware corporation ("Synetic"), Marlin Merger Sub,
                                                   -------
Inc., a Delaware corporation, and Medical Manager Corporation, a Delaware corporation), from "pooling of interests" accounting treatment, an option (the

"Synetic Stock Option") to purchase 80,000 shares of the common stock of
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Synetic pursuant to the terms of a stock option agreement to be entered into between Synetic and Executive, which agreement shall be in substantially the same form provided by Synetic to its officers generally under the applicable Synetic stock option plan (the "Synetic Stock Option
                                --------------------

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

Agreement").  The Synetic Stock Option shall be exercisable in accordance with
---------
the following schedule:

          Anniversary of the                       % of
          Date of Grant                            Stock Option Exercisable
          ---------------------                    ------------------------

                 1/st/                                        20%
                 2/nd/                                        40%
                 3/rd/                                        60%
                 4/th/                                        80%
                 5/th/                                       100%

In the event that Executive's employment with the Company is terminated by the Company without Cause under Section 4.4 or by Executive for Good Reason under
Section 4.6, 20% of the Synetic Stock Option (i.e., options to purchase 16,000 shares), if then unvested, shall remain outstanding and continue to vest as if Executive remained in the employ of the Company through the earlier of (i) the next vesting date of the Synetic Stock Option and (ii) any breach by Executive of any provision of this Agreement (including, without limitation, Section 1.3, 1.4, 1.5 or 1.6). Notwithstanding the foregoing, all of the terms and conditions of the Synetic Stock Option shall be governed exclusively by the express provisions of the Synetic Stock Option Agreement.

     6.   Notices.
          -------

          Any notice or communication given by either party hereto to the other shall be in writing and personally delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the following addresses:

          (a)  if to the Company:

               CareInsite, Inc.
               River Drive Center 2
               669 River Drive
               Elmwood Park, New Jersey  07407-1361
               Telecopier No.:  (201) 703-3401
               Attention:  Legal Counsel

          (b) if to Executive at the address set forth below.

          Any notice shall be deemed given when actually delivered to such address, or two days after such notice has been mailed or sent by Federal Express, whichever comes earliest. Any person entitled to receive notice may designate in writing, by notice to the other, such other address to which notices to such person shall thereafter be sent.

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

     7.   Miscellaneous.
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          7.1. Representations and Covenants.  In order to induce the Company to
               -----------------------------
enter into this Agreement, Executive makes the following representations and covenants to the Company and acknowledges that the Company is relying upon such representations and covenants:

          (a) No agreements or obligations exist to which Executive is a party or otherwise bound, in writing or otherwise, that in any way interfere with, impede or preclude him from fulfilling all of the terms and conditions of this Agreement.

          (b) Executive, during his employment, shall use his best efforts to disclose to the Chairman of the Board or Chief Executive Officer of the Company in writing or by other effective method any bona fide information known by him and not known to the Chairman of the Board or Chief Executive Officer of the Company that he reasonably believes would have any material negative impact on the Company or an Affiliate.

          7.2. Entire Agreement.  This Agreement, the Stock Option Agreement and
               ----------------
the Synetic Stock Option Agreement contain the entire understanding of the parties in respect of their subject matter and supersede upon their effectiveness all other prior agreements and understandings between the parties with respect to such subject matter.

          7.3. Amendment; Waiver.  This Agreement may not be amended,
               -----------------
supplemented, canceled or discharged, except by written instrument executed by the party against whom enforcement is sought. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.

          7.4. Binding Effect; Assignment.  The rights and obligations of this
               --------------------------
Agreement shall bind and inure to the benefit of any successor of the Company by reorganization, merger or consolidation, or any assignee of all or substantially all of the Company's business and properties. The Company may assign its rights and obligations under this Agreement to any of its Affiliates without the consent of Executive. Executive's rights or obligations under this Agreement may not be assigned by Executive, except that the rights specified in Section
4.3 shall pass upon Executive's death to Executive's executor or administrator.

          7.5. Headings.  The headings contained in this Agreement are for
               --------
reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          7.6. Governing Law; Interpretation.  This Agreement shall be construed
               -----------------------------
in accordance with and governed for all purposes by the laws and public policy (other than conflict of laws principles) of the State of New Jersey applicable to contracts executed and to be wholly performed within such State.

          7.7. Further Assurances.  Each of the parties agrees to execute,
               ------------------
acknowledge, deliver and perform, and cause to be executed, acknowledged, delivered and performed, at any time and from time to time, as the case may be, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary to carry out the provisions or intent of this Agreement.

          7.8. Severability.  The parties have carefully reviewed the provisions
               ------------
of this Agreement and agree that they are fair and equitable. However, in light of the possibility of differing interpretations of law and changes in circumstances, the parties agree that if any one or more of the provisions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall, to the extent permitted by law, remain in full force and effect and shall in no way be affected, impaired or invalidated. Moreover, if any of the provisions contained in this Agreement are determined by a court of competent jurisdiction to be excessively broad as to duration, activity, geographic application or subject, it shall be construed, by limiting or reducing it to the extent legally permitted, so as to be enforceable to the extent compatible with then applicable law.

          7.9. Withholding Taxes.  All payments hereunder shall be subject to
               -----------------
any and all applicable federal, state, local and foreign withholding taxes.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              CAREINSITE, INC.


                              By:
                                 -------------------------------
                                 Name:
                                 Title:

                              EXECUTIVE


                              ----------------------------------
                              Robert Dieterle

                              ----------------------------------
                              Street

                              ----------------------------------
                              City, State, Zip Code

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